Contact:
At the Company:                             At the Financial Relations Board:
401-233-0333                                212-661-8030
Philip B. Barr                              Analyst Information:  John McNamara
Chief Financial Officer                     Media Information:    Alan Goldsand
Investor Relations                          General Information:  Jeff Bogart

FOR IMMEDIATE RELEASE
February 8, 1999

         BACOU REPORTS RECORD FOURTH-QUARTER AND FULL YEAR 1998 RESULTS

         Q4 Earnings - Up 33.6% to $5.5 Million from Q4 '97 $4.1 Million

              Q4 Earnings per share - Up 34.8% to $0.31 from $0.23

   Full Year '98 Earnings Up 32.3% to $25.8 Million From $19.5 Million in '97

      Full Year '98 Earnings per share Up 30.4% to $1.46 From $1.12 in '97

                       [All prior to non-recurring items]

     Smithfield, R.I., February 8, 1999 -- Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protection equipment, today reported record earnings for the fourth quarter and year ended December 31, 1998.

     Bacou's net income for the fourth quarter of 1998 increased to $5.5 million from $3.6 million for the fourth quarter of 1997-up 53.1%. Excluding non-recurring adjustments (none in the 1998 period and $0.5 million in 1997 relating to the acquisition of the company's Biosystems business unit), net income growth was 33.6% from $4.1 million in the 1997 quarter to $5.5 million in the 1998 quarter.

     As for net income per basic and diluted share, Bacou reported $0.31 for the fourth quarter of 1998, up 47.6% from $0.21 for the fourth quarter of 1997. Excluding non-recurring adjustments (none in the 1998 period and $0.02 per share in 1997 relating to the acquisition of the company's Biosystems business unit), Bacou's net income for the fourth quarter of 1998 was $0.31 per basic and diluted share, up 34.8% from $0.23 per basic and diluted share for the fourth quarter of 1997.

     As previously announced, net sales for the fourth quarter of 1998 increased 49.1% to $54.3 million, compared with 1997 fourth quarter net sales of $36.4 million. Net sales for the 1998 quarter include sales resulting from the acquired business of Howard Leight Industries for three full months, whereas the 1997 period did not include any sales from this acquired business.

     "Again in the fourth quarter, our sales, profits and earnings per share have shown tremendous growth against last year," said Walter Stepan, Vice Chairman, President and Chief Executive Officer of Bacou USA.

"Our strategy of selective acquisitions and internal growth has proven to be very successful. Business units acquired in 1997 and 1998 are adding to both net sales and net earnings, and we achieved double digit year-on-year internal growth overall."

     Bacou's net income for the year ended December 31, 1998 increased to a record $21.0 million from $14.4 million for 1997 - up 45.7%. Excluding non-recurring adjustments in both periods, the company's net income grew to $25.8 million for 1998 from $19.5 million for 1997-up 32.3%.

     As for net income per basic and diluted share, Bacou reported $1.19 for 1998, up 43.4% from $0.83 for 1997. Excluding non-recurring adjustments for both periods, Bacou's net income for 1998 was $1.46 per basic and diluted share, up 30.4% from $1.12 per basic and diluted share for 1997.

     For the year ended December 31, 1998, net sales for Bacou USA were $219.6 million, up 67.8% from $130.9 million in 1997, as previously announced. The company attributed the increases to both acquisitions and internal sales growth. Bacou USA acquired its Biosystems and Survivair divisions in 1997, and its Howard Leight division in February 1998. If Bacou USA had owned these businesses for the same periods in 1997 as it did in 1998, the year-to-year sales comparison would show growth from $197.6 million in 1997 to $219.6 million in 1998, representing pro forma internal growth of 11.1%.

     "Looking back on 1998, there were several highlights," said Mr. Stepan. "First, we achieved an extraordinary internal growth rate of 11.1% through a combination of innovative new products, aggressive marketing and promotions. Second, we delivered on our promise to broaden our product lines by entering the hearing protection business through the acquisition of Howard Leight Industries. Third, we made substantial progress toward bringing our seven acquired businesses together into a cohesive, single business serving the industrial and fire safety markets. In 1999, we are continuing to aggressively pursue increased market share through internal growth, seeking to enter new product categories through acquisition and continuing the process of integrating our acquired businesses."

     In connection with its acquisition of Howard Leight Industries on February 27, 1998, Bacou recorded a one-time charge equal to $7.1 million for the acquisition of in-process research and development. The value for in-process research and development as initially recorded was determined by independent valuation and conformed to Generally Accepted Accounting Principles. In a recent letter to the American Institute of Certified Public Accountants, the Securities Exchange Commission established new guidelines for valuation of in-process research and development. Bacou also announced today that it will voluntarily restate its first quarter 1998 results to give effect to these new guidelines, reducing the one-time charge from $7.1 million to $4.7 million, increasing first quarter net income as previously reported from $1.1 million to $2.7 million and increasing first quarter earnings per share from $0.06 to $0.15.

     Bacou USA, Inc. designs, manufactures and sells leading brands of products that protect the sight, hearing and respiratory systems of workers, as well as related instrumentation including vision screeners, gas monitors and test equipment for self-contained breathing apparatus. The company's products, marketed under Uvex(registered trademark), Howard Leight(registered trademark), Survivair(registered trademark), Pro-Tech(registered trademark), Biosystems, Titmus(registered trademark), LaserVision and Lase-R Shield brand names, are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information about Bacou USA is available on the Worldwide Web at http://www.bacouusa.com.

         To receive additional information on Bacou USA, Inc., via fax, at no charge, dial
                       1-800-PRO-INFO and enter code BAU.

                                       ###

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, the ability of the company and its key vendors to successfully respond to Year 2000 issues and the other risks detailed in the company's prospectus filed March 27, 1996, and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.


                            (Financial tables follow)

                        BACOU USA, INC. AND SUBSIDIARIES


Income Statement Data
(unaudited quarterly information; in                      Three Months               Year Ended
thousands, except per share data)                            Ended                   December 31,
                                                          December 31,
                                                             1998                 1997        1998         1997

Net sales                                                 $  54,303            $  36,415   $ 219,581    $ 130,869
Cost of sales                                                26,572               19,283     105,856       64,467
                                                          ---------             ---------   ---------    ---------
     Gross profit                                            27,731               17,132     113,725       66,402

Operating expenses:
     Selling                                                  8,977                6,301      35,660       21,658
     General and administrative                               5,416                3,540      22,895       11,184
     Research and development                                 1,057                  622       4,000        1,110
     Purchased in-process research and development                0                    0       4,680        3,721
     Amortization of intangibles                              2,087                1,182       7,748        4,095
                                                          ---------             ---------   ---------    ---------
     Total operating expenses                                17,537               11,645      74,983       41,768

     Operating income                                        10,194                5,487      38,742       24,634

     Total other (income) expense                             1,702                  105       6,054         (376)
                                                          ---------             ---------   ---------    ---------

     Income before taxes                                      8,492                5,382      32,688       25,010

Income taxes                                                  2,992                1,790      11,678       10,588
                                                          =========             =========   =========    =========

Net income (1)                                            $   5,500            $   3,592   $  21,010    $  14,422
                                                          =========             =========   =========    =========

Earnings per share:(1)
         Basic                                            $    0.31            $    0.21   $    1.19    $    0.83
         Diluted                                          $    0.31            $    0.21   $    1.19    $    0.83
                                                          =========             =========   =========    =========

Weighted average shares outstanding:
         Basic                                               17,607               17,590      17,601       17,383
         Diluted                                             17,724               17,657      17,723       17,411
                                                          =========             =========   =========    =========

(1) The company completed acquisitions of Survivair, Inc., Biosystems, Inc., and Howard S. Leight & Associates, Inc. (d/b/a Howard Leight Industries) on May 29, 1997, September 30, 1997, and February 27, 1998, respectively. Excluding non-recurring items relating to these acquisitions and excluding a severance charge recorded in 1998 in connection with the June 1998 resignation of the president of the company's Howard Leight Industries subsidiary, net income and earnings per share would have been as follows:


                                          Three Months Ended           Year Ended
                                             December 31,              December 31,
                                            1998                   1997          1998         1997
Net income                               $ 5,500                 $ 4,118     $  25,793   $   19,498
Earnings per share (basic and diluted)   $  0.31                 $  0.23     $    1.46   $     1.12

                                                                       Year Ended
                                                                       December 31,
                                                                    1998         1997
Other Information:
   Depreciation and amortization                               $  14,154   $    8,618
   EBITDA (Earnings before interest,
   taxes, depreciation,
   amortization and non-recurring items)                       $  60,614   $   39,176




                        BACOU USA, INC. AND SUBSIDIARIES


Balance Sheet Data                                                  December 31,  December 31,
 (in thousands)                                                       1998           1997
                                                                    ---------    -----------------

ASSETS

Current assets:
  Cash and cash equivalents                                          $   1,090    $   1,277
  Trade accounts receivable, net                                        27,110       16,099
  Inventories                                                           38,246       23,449
  Other current assets                                                   1,251        3,502
  Deferred income taxes                                                  2,138        1,426
                                                                     ---------    ---------
    Total current assets                                                69,835       45,753
Property and equipment, net                                             53,998       35,880
Intangible assets, net                                                 169,937       70,718
                                                                     ---------    ---------
    Total assets                                                     $ 293,770    $ 152,351
                                                                     =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current installments of long-term debt                            $  15,714    $       -
   Accounts payable                                                      8,959        5,523
   Accrued compensation and benefits                                     8,234        2,939
   Other accrued expenses                                                4,008        1,752
   Income taxes payable                                                  1,828        1,030
                                                                     ---------    ---------
     Total current liabilities                                          38,743       11,244
Long-term debt                                                          92,050             -
Deferred income taxes                                                    6,311        6,051
Other liabilities                                                        2,754        2,704
                                                                     ---------   ----------
     Total liabilities                                                 139,858       19,999
                                                                     ---------   ----------

Common stock subject to a put option                                     9,450        9,450
                                                                     ---------   ----------
Stockholders' equity:
  Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued and outstanding
  Common stock, $.001 par value, 25,000,000 shares authorized,
    17,610,465 shares in 1998 and 17,590,714 shares in 1997 issued
    and outstanding (including shares subject to a put option)              17           17
Additional paid-in capital                                              63,258       62,588
Retained earnings                                                       81,307       60,297
Accumulated other comprehensive income                                    (120)           -
                                                                      ---------   ---------
    Total stockholders' equity                                         144,462      122,902
                                                                      ---------   ---------
    Total liabilities and stockholders' equity                       $ 293,770    $ 152,351
                                                                      =========   =========


